Exhibit 10.dd
FOURTH AMENDMENT
TO JOINT VENTURE AGREEMENT
     THIS FOURTH AMENDMENT TO JOINT VENTURE AGREEMENT is dated the 27th day of March, 2006 (the “Fourth Amendment”) and is between Polaris Industries Inc., a Minnesota corporation (“Polaris”), and GE Commercial Distribution Finance Corporation (f/k/a Transamerica Commercial Finance Corporation), a Delaware corporation (“CDF”) (collectively, Polaris and CDF, the “Parties” and individually, a “Party”) and amends, in part, the Joint Venture Agreement (the “JV Agreement”) dated the 7th day of February, 1996 between Polaris and CDF and as previously amended. All capitalized terms herein shall have the same meaning as in the JV Agreement unless otherwise defined herein.
RECITALS
     WHEREAS, Polaris and CDF caused their respective subsidiaries, Polaris Acceptance Inc., a Minnesota corporation (“PAI”) and CDF Joint Ventures, Inc. (f/k/a Transamerica Joint Ventures, Inc.) (“CDFJV”), a Delaware corporation (collectively, PAI and CDFJV the “Partners”), to enter into a Partnership Agreement dated February 7, 1996, as it may be amended from time to time (the “Partnership Agreement”) to form an Illinois general partnership (the “Partnership” or “PA” or “Polaris Acceptance ”) for the ownership and operation of a commercial finance business and related finance businesses within the United States and other countries supporting the business of Polaris and its affiliates from time to time and such other businesses as the Parties subsequently may agree, as further described therein; and
     WHEREAS, PA desires to extend the initial term of the Partnership Agreement and of the JV Agreement; and
     WHEREAS, it is a condition of the extension of the initial term of the JV Agreement that Polaris and CDF amend the terms of the JV Agreement as set forth in this Fourth Amendment; and
     WHEREAS, the Parties or their affiliates are also executing amendments to other of the Amended Definitive Agreements; and
     NOW, THEREFORE, in consideration of the premises, recitals and mutual covenants, undertakings and obligations hereinafter set forth or referred to herein, the Parties mutually covenant and agree as set forth below.
AGREEMENT
     1. Definitions.
          (a) The definition of the following term, when used in the JV Agreement, shall, from and after the effective date of this Fourth Amendment, be hereby amended as follows:
     (i) “Agreement” shall mean the Joint Venture Agreement as amended by this Fourth Amendment as well as by all previous amendments to the extent not modified by this Fourth Amendment.
          (b) The following new terms shall be added to the JV Agreement as of the effective date of this Fourth Amendment:

     (i) “Fourth Amendment” shall mean the Fourth Amendment to the JV Agreement executed by Polaris and CDF dated the 27th day of March 2006;
     (ii) “Amended Definitive Agreements” shall have the same meaning as in the First Amendment, and shall also include the Second and Third Amendments and this Fourth Amendment and the various amendments to the Definitive Agreements being executed concurrently with this Fourth Amendment and as any of those Definitive Agreements may be amended from time to time;
          (c) The name of Transamerica Joint Ventures, Inc. has been changed to CDF Joint Ventures, Inc. Accordingly, all references in the Services Agreement to “Transamerica Joint Ventures, Inc.” and to “TJV” shall be deemed to refer to “CDF Joint Ventures, Inc.” and to “CDFJV” respectively. Also, the name of Transamerica Commercial Finance Corporation has been changed to GE Commercial Distribution Finance Corporation. Accordingly, all references in the Services Agreement to “Transamerica Commercial Finance Corporation” and to “TCFC” shall be deemed to refer to “GE Commercial Distribution Finance Corporation” and to “CDF” respectively.
     2. Amended Term. Section 1.4 is hereby deleted in its entirety and is replaced with the following new Section 1.4:
1.4 Term. Polaris and CDF hereby agree that the initial term of the Partnership which began on March 1, 1996, shall hereby be extended for a new five (5) year period commencing on March 1, 2007, and unless sooner dissolved or terminated under the provisions of the Partnership Agreement, shall continue until February 29, 2012, and thereafter shall be extended automatically for additional one-year terms unless at least one year prior to the expiration of the initial or additional term (as applicable) either Partner gives notice to the other Partner of its intention not to extend the term, in which event the Partnership shall dissolve in accordance with the terms of the Partnership Agreement upon expiration of the then current term.
     3. Representations and Warranties. Each Party represents and warrants to the other Party with respect to itself and its respective Partner subsidiary that all representations and warranties in the JV Agreement made as of the Closing (as defined in the JV Agreement) are made again as of the effective date of this Fourth Amendment.
     4. Governing Law. This Fourth Amendment shall be governed by, and construed and enforced under, the laws of the State of Illinois without regard to conflict of law principles.
     5. Ratification. Except as otherwise set forth herein, all terms and conditions of the JV Agreement are hereby ratified and shall remain in full force and effect.
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Signature Page Follows

     IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Joint Venture Agreement as of the date first above written.

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, a Delaware corporation			POLARIS INDUSTRIES INC., a Minnesota corporation

By:	/s/ Robert M. Martin		By:	/s/ Michael W. Malone

	Name:	Robert M. Martin		Name:	Michael W. Malone
	Title:	President		Title:	Vice President—Finance, Chief Financial Officer and Secretary

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